EXHIBIT 23.5

CONSENT OF INDEPENDENT AUDITOR

We consent to the use in this Registration Statement of NewBridge Bancorp on Form S-4, of our report dated March 26, 2012, relating to our audit of the financial statements of Patriot State Bank as of and for the years ended December 31, 2011 and December 31, 2010.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Elliott Davis, PLLC

Charlotte, North Carolina

December 23, 2013